EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) effective as of the 23rd day of June, 2017, provides for the sale of a total of 9,947,490 shares of common stock (the "Shares" or “Securities”) of SMSA Crane Acquisition Corp., a Nevada corporation (the "Company") for a total purchase price of $250,000 (the “Purchase Price”) from Coqui Radio Pharmaceuticals Corp. ("Seller") to Irwin Eskanos (“Buyer”) on the following terms and conditions:

1.

Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

2.

Closing.  The purchase of the Shares shall be consummated at a closing ("Closing") to take place at 10:00 o'clock a.m. on or before June 30, 2017 unless extended by agreement of the parties hereto (the "Closing Date").

3.

Purchase Price.  The Purchase Price for the Shares shall be delivered on or before the Closing Date, by Buyer to J.M. Walker & Associates (the “Escrow Agent”) pursuant to the Escrow Agreement entered into by and among Buyer, Seller, and the Escrow Agent dated as of June 20, 2017 (the “Escrow Agreement”). The Purchase Price shall be delivered by the Escrow Agent in the manner instructed by the Seller upon the satisfaction of the closing conditions contemplated by this Agreement.

4.

Seller’s Delivery. Prior to the Closing Date, the Seller shall deliver to the Escrow Agent: (i) the certificates representing the Shares (the “Certificates”), in negotiable form, duly endorsed with a duly executed stock transfer power, (ii) a Medallion Signature Guaranty or waiver thereof to the stock transfer power in a form and substance satisfactory to Securities Transfer Corporation and (iii) any other instruction required for the transfer of the Shares to Buyer conditioned upon Buyer’s delivery of the Purchase Price.

5.

Buyer’s Delivery.  On the Closing Date, Buyer shall deliver to Seller the Purchase Price, conditioned upon Seller’s delivery of the Shares.

6.

Representations and Warranties of the Seller with respect to the Securities.  The Seller represents and warrants to the Buyer with respect to the Securities that:

(a)

Capacity of the Seller; Authorization; Execution of Agreements.  The Seller has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  This Agreement constitutes a valid and legally binding agreement of the Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(b)

Title to Securities.  The Seller is the sole record and beneficial owner of the Securities and have sole managerial and dispositive authority with respect to the Securities.  The Seller has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn.  The sale and delivery by the Seller of the Securities to the Buyer pursuant to this Agreement will vest in the Buyer legal and valid title to the Securities, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than encumbrances created by the Buyer and restrictions on the resale of the Securities under applicable securities laws.

(c)

Disclosure.  The Seller acknowledges and agrees that the representations and warranties by the Seller in this Section 6 are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

7.

Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Seller that:

(a)

Capacity of the Buyer; Authorization; Execution of Agreements.  The Buyer has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement by the Buyer, and the performance by the Buyer of the transactions and obligations contemplated hereby, including, without limitation, the purchase of the Securities from the Seller hereunder, have been duly authorized by all requisite corporate action of the Buyer, as applicable.  This Agreement constitutes a valid and legally binding agreement of the Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(b)

Investment Intent.  The Shares being purchased hereunder by the Buyer are being purchased for his own account and are not being purchased with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.  The Buyer understands that such Securities have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(a)(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states.  The Buyer further understands that the certificates representing such Securities shall bear a legend substantially similar to the following and agrees that it will hold such Securities subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED,

PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(c)

Disclosure.  The Buyer acknowledges and agrees that the representations and warranties by the Buyer in this Section 7 are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

8.

Miscellaneous:

a.

Entire Agreement.

This Agreement, together with: (i) the Indemnity Agreement executed and delivered by the Seller, and (ii) the Officer’s Certificate executed and delivered on behalf of the Company, each of which are incorporated herein by reference, represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

b.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

c.

Expenses.   Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

d.

Further Assurances, Cooperation.  Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

e.

Governing Law.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller

Coqui Radio Pharmaceuticals Corp.

By:	/s/ Carmen I. Bigles
Carmen I. Bigles, Chief Executive Officer

Buyer

/s/ Irwin J. Eskanos
Irwin Eskanos

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